Exhibit 2.2

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. It should be read in conjunction with the accompanying offer document dated 21 December 2012 (the “Offer Document”). If you are in any doubt about the action you should take, you are recommended to seek your own personal financial advice from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser, duly authorised under the Financial Services and Markets Act 2000 if you are resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.

DIFFERENT PROCEDURES FOR ACCEPTANCE APPLY DEPENDING UPON WHETHER YOU HOLD SHARES OR DEPOSITARY INTERESTS IN CREST. IF YOU HOLD DEPOSITARY INTERESTS (THAT IS, IN CREST) REPRESENTING SHARES YOU SHOULD NOT COMPLETE THIS FORM OF ACCEPTANCE. THE PROCEDURE FOR ACCEPTANCE OF THE OFFER FOR SHARES REPRESENTED BY DEPOSITARY INTERESTS IS SET OUT IN PARAGRAPH 14.2 OF THE LETTER FROM EMULEX BIDCO IN PART 1 OF THE OFFER DOCUMENT. FOR THE AVOIDANCE OF DOUBT, NEITHER THE OFFER DOCUMENT NOR THIS FORM OF ACCEPTANCE AND AUTHORITY IS INTENDED TO AND DOES NOT CONSTITUTE OR FORM PART OF ANY OFFER BY EMULEX BIDCO TO PURCHASE OR OTHERWISE ACQUIRE DEPOSITARY INTERESTS. A FORM OF ACCEPTANCE WHICH IS RECEIVED IN RESPECT OF DEPOSITARY INTERESTS WILL NOT CONSTITUTE A VALID ACCEPTANCE OF THE OFFER AND WILL BE DISREGARDED.

All words and expressions defined in the Offer Document have the same meaning in this Form of Acceptance (the “Form of Acceptance”). The terms and conditions of the Offer as contained or referred to in the Offer Document are deemed to be incorporated herein.

THIS FORM OF ACCEPTANCE AND AUTHORITY IS FOR HOLDERS OF SHARES ONLY. IF YOU ARE AN OPTIONHOLDER UNDER AN ENDACE SHARE OPTION SCHEME AND WISH TO ACCEPT THE OFFER FOR OPTIONS, PLEASE USE THE FORM OF ACCEPTANCE FOR OPTIONS. IF YOU HOLD DEPOSITARY INTERESTS IN RESPECT OF THE SHARES AND YOU WISH TO PROCURE THE ACCEPTANCE OF THE OFFER IN RESPECT OF THE SHARES, PLEASE REFER TO THE OFFER DOCUMENT.

FORM OF ACCEPTANCE AND AUTHORITY

in respect of the

RECOMMENDED CASH OFFER

by

EMULEX CORPORATION

(through its wholly owned subsidiary El Dorado Research Ventures Limited)

to acquire the entire issued and to be issued share capital of

ENDACE LIMITED

Acceptances should be received as soon as possible but in any event by not later than 1.00 p.m. on 29 January 2013 (London time) (which is 2.00 a.m. the following day in New Zealand).

ACTION TO BE TAKEN

Please read pages 2 and 4 of this Form of Acceptance, where detailed instructions on how to complete this Form of Acceptance are set out, and complete and sign where indicated on page 3. Send the completed and signed Form of Acceptance (together with your share certificate(s) and/or other document(s) of title) by post or by hand (during normal business hours only) to Capita Registrars, Corporate Actions, The Registry, 34 Beckenham Road, Beckenham, Kent, BR3 4TU using the enclosed reply-paid envelope as soon as possible, and in any event so as to be received not later than 1.00 p.m. on 29 January 2013 (London time) (which is 2.00 a.m. the following day in New Zealand).

If you hold Shares and Depositary Interests both in CREST and outside CREST, complete this Form of Acceptance for your holding of Shares in certificated form (that is, outside CREST). The procedure for acceptance of the Offer for Shares represented by Depositary Interests held in CREST is set out in paragraph 14.2 of Part 1 of the Offer Document.

If your share certificate(s) and/or other document(s) of title is/are not readily available or is/are lost, this Form of Acceptance should nevertheless be completed, signed and returned as stated above and the certificate(s) and/or other document(s) of title forwarded as soon as possible thereafter.

Do not detach any part of this Form of Acceptance.

If you have any queries as to how to complete this Form of Acceptance, please contact Capita Registrars between 9.00 a.m. and 5.30 p.m. (London time) Monday to Friday on 0871 664 0321 from within the UK or +44 20 8639 3399 if calling from outside the UK. Calls to the 0871 664 0321 number cost 10 pence per minute (including VAT) plus your service provider’s network extras. Calls to the helpline from outside the UK will be charged at application international rates. Different charges may apply to calls from mobile telephones and calls may be recorded and randomly monitored for security and training purposes. The helpline cannot provide advice on the merits of the Offer nor give any financial, legal or tax advice.

HOW TO COMPLETE THIS FORM OF ACCEPTANCE

To accept the Offer complete Box 1 and sign Box 2. If appropriate you should also complete Boxes 3 and/or 4.

1

TO ACCEPT THE OFFER

To accept the Offer insert in Box 1 the total number of certificated Shares in respect of which you wish to accept the Offer.

You must also sign Box 2 in accordance with the instructions below. You should also complete Boxes 3 and/or 4 if appropriate.

If no number, or a number greater than your entire holding of certificated Shares, is inserted in Box 1, and you have signed Box 2, you will be deemed to have accepted the Offer in respect of your entire holding of certificated Shares.

COMPLETE HERE è

2

SIGNATURES

To accept the Offer in respect of Shares held in certificated form you must sign Box 2 regardless of which other Box(es) you complete.

Individuals – Each signature by an individual must be made in the presence of an independent witness who must also sign Box 2 where indicated. The witness must be 18 years of age or over. The witness must not be another joint holder. The witness should state his or her name and address and sign where indicated. The same witness may witness each signature of joint holders.

If the acceptance is not made by the registered holder(s), insert the name(s) and capacity (e.g. executor) of the person(s) signing the acceptance and deliver, with the signed and completed Form of Acceptance, evidence of his/her authority to make the acceptance in accordance with the notes on page 4. If this Form of Acceptance is signed under power of attorney, the power of attorney should accompany this Form of Acceptance.

UK Corporation – A UK Corporation must execute under its common seal, which should be affixed in accordance with its articles of association or other regulations. Alternatively, a company to which section 44 of the Companies Act 2006 applies may execute in one of three ways: (1) under its common seal, which should be affixed in accordance with its articles of association or other regulation, (2) by the signature of two authorised signatories (any directors and secretaries) or (3) by the signature of one director in the presence of a witness who must sign their name, print their name and complete their address.

Foreign Corporation – A foreign corporation must execute this Form of Acceptance as a deed by the signature or signatures of a person or persons who, in accordance with the laws of the territory in which the foreign corporation was incorporated, act under the authority (express or implied) of that foreign corporation.

SIGN HERE è

3	NAMES, ADDRESS AND TELEPHONE NUMBERS

If your details as shown next to Box 1 are incorrect or incomplete, please complete Box 3 in BLOCK CAPITALS with the full name and address of the registered holder and, in the case of certificated Shares jointly held, the full name and address of the first registered holder together with the names of all joint holders. If your details as shown next to Box 1 are correct and complete DO NOT complete Box 3.

Unless you complete Box 4, the address shown next to Box 1 or inserted in Box 3 is the address to which your consideration and/or other documents will be sent.

Please enter a daytime telephone number in the space provided where you may be contacted in the event of a query regarding the completion of this Form of Acceptance.

COMPLETE HERE è

4	ALTERNATIVE ADDRESS FOR DESPATCH OF CONSIDERATION AND/OR OTHER DOCUMENTS

If you want the consideration and/or other documents to be sent to someone other than the first named registered holder at the address shown next to Box 1 or inserted in Box 3 (e.g. your bank manager or stock broker), you should also complete Box 4.

The making of the Offer in, or to Shareholders or Optionholders resident in, or citizens or nationals of, jurisdictions outside the UK and New Zealand (“overseas persons”) may be prohibited or affected by the laws of the relevant overseas jurisdiction. Such overseas persons should inform themselves about and observe any applicable legal requirements.

COMPLETE HERE è

PLEASE COMPLETE THIS FORM OF ACCEPTANCE AS EXPLAINED ON PAGE 2

To accept the Offer complete Box 1 and sign Box 2. If appropriate you should also complete Boxes 3 and/or 4.

1 TO ACCEPT THE OFFER BOX 1

Complete Box 1 and if appropriate Box 3 and/or 4 and sign Box 2. Insert in Box 1 the number of certificated Shares for which you wish to accept the Offer.

No. of certificated Shares for which you are accepting the Offer.

2 SIGNATURES BOX 2

Executed and delivered as a deed by: Witnessed by:

1. 1. Name Signature

Date: Address

2. 2. Name Signature

Date: Address

3. 3. Name Signature

Date: Address

4. 4. Name Signature

Date: Address

IN THE CASE OF JOINT HOLDERS ALL MUST SIGN

Execution by a company

Executed as a deed by/under the common seal of the company named below: *

Name of Company Dated

Name of Director Signature of Director

Name of Director/Secretary/Witness Signature of Director/Secretary/Witness OR

Executed as a deed on behalf of: *

Acting by:

Name of Director Signature

Witnessed by:

Name Signature

Address Dated:

* insert name of company shareholder

3 NAMES, ADDRESSES AND TELEPHONE NUMBER BOX 3

(to be completed in BLOCK CAPITALS)

ONLY COMPLETE THIS IF YOUR DETAILS AS SHOWN NEXT TO BOX 1 ARE INCORRECT OR INCOMPLETE.

Name and address of the first-named registered holder Name(s) of joint registered holder(s)

1. Forename(s) 2. Forename(s)

Surname (Mr/Mrs/Miss/Title) Surname (Mr/Mrs/Miss/Title)

Address 3. Forename(s)

Surname (Mr/Mrs/Miss/Title)

Postcode 4. Forename(s)

Daytime telephone no Surname (Mr/Mrs/Miss/Title)

4 ALTERNATIVE ADDRESS FOR DESPATCH OF BOX4

CONSIDERATION AND/OR OTHER DOCUMENTS

Alternative address to which consideration and/or other documents is/are to be sent, if not as shown next to Box 1 or inserted in Box 3 above.

Name

Address

Postcode

Agent’s reference

ADDITIONAL NOTES REGARDING THE COMPLETION OF THE FORM OF ACCEPTANCE

In order to be effective this Form of Acceptance must, except as mentioned below, be signed as a deed by the registered holder or, in the case of a joint holding, by ALL the joint holders, or under a power of attorney and in accordance with the notes on page 2. A corporation must execute this Form of Acceptance as a deed in accordance with the notes on page 2.

In order to avoid delay and inconvenience to yourself, the following points may assist you:

1.	If a holder is away from home (e.g. abroad or on holiday)

Send this Form of Acceptance by the quickest means (e.g. airmail) to the holder for execution or, if he/she has executed a power of attorney, have this Form of Acceptance signed by the attorney. In the latter case, the power of attorney should be lodged with this Form of Acceptance for noting (see paragraph 7 below). No other signatures are acceptable.

2.	If you have sold or otherwise transferred all, or wish to sell or otherwise transfer part, of your holding of Shares in certificated form

If you have sold or transferred all of your holding of Shares in certificated form, you should immediately send any accompanying documents (including the enclosed reply-paid envelope (for use within the UK only)) but NOT this personalised Form of Acceptance to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee. If your Shares are in certificated form and you wish to sell part of your holding of Shares and also wish to accept the Offer in respect of the balance but are unable to obtain the balance certificate by 29 January 2013, you should ensure that your stockbroker or other agent through whom you make the sale obtains the appropriate endorsement or indication, signed on behalf of Capita Registrars.

3.	If the sole holder has died

If probate or letters of administration have been registered with Capita Registrars, this Form of Acceptance must be signed by the personal representative(s) of the deceased.

If probate or letters of administration have been granted but have not been registered by Capita Registrars, the personal representative(s) should sign this Form of Acceptance and forward it to Capita Registrars at the address given on page 1 of this Form of Acceptance with the share certificate(s) and with a sealed copy of the probate or letters of administration as soon as possible.

If probate or letters of administration have not been granted, the personal representative(s) should sign this Form of Acceptance and forward it to Capita Registrars at the address given on page 1 of this Form of Acceptance with the share certificate(s). However, a sealed copy of the probate or letters of administration must be lodged with Capita Registrars before the consideration due under the Offer can be forwarded to the personal representative(s).

4.	If one of the joint holders has died

This Form of Acceptance is valid if signed by all the surviving joint holders and lodged with share certificate(s) and/or other document(s) of title, the death certificate and probate or letters of administration of the deceased.

5.	If the share certificate(s) is/are held by your stockbroker or other agent

If your share certificate(s) and/or other document(s) of title are with your stockbroker or other agent, you should complete this Form of Acceptance and arrange for it to be lodged by such agent with the relevant document(s).

If the share certificate(s) is/are not readily obtainable, lodge this Form of Acceptance duly completed together with a note saying e.g. “certificate(s) to follow”, and arrange for the certificate(s) to be forwarded as soon as possible thereafter. It is helpful for your agent to be informed of the full terms of the Offer.

6.	If the share certificate has been lost

Complete and lodge this Form of Acceptance together with a letter of explanation and any certificate(s) available, with Capita Registrars at the address given on page 1 of this Form of Acceptance. You should then write to Capita Registrars for a letter of indemnity which should be completed in accordance with the instructions given. When completed, the letter of indemnity must be lodged with Capita Registrars at the address given on page 1 of this Form of Acceptance.

7.	If this Form of Acceptance is signed under a power of attorney

The completed Form of Acceptance, together with the share certificate(s) and/or other documents of title, should be lodged with Capita Registrars at the address given on page 1, accompanied by the original power of attorney (or a copy duly certified in accordance with the Powers of Attorney Act 1971). The power of attorney will be noted by Capita Registrars and returned as directed.

8.	If your name or other particulars are shown incorrectly on the share certificate e.g.:

(a)	Name on the certificate:	James Smith
	Correct name:	James Smythe

Complete and lodge this Form of Acceptance with the correct name and accompanied by a letter from your stockbroker, bank or solicitor confirming that the person described on the certificate and the person who has signed this Form of Acceptance are one and the same;

(b)	incorrect address
Write the correct address on this Form of Acceptance;
(c)	Change of name
Lodge your marriage certificate or the deed poll with this Form of Acceptance for noting.

9.	If you are not resident in the United Kingdom or New Zealand

The attention of Shareholders not resident in the UK or New Zealand is drawn, in particular, to paragraph 11 of Part A of Part 2 of the Offer Document.